UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 23, 2015

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2015, the Company held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) elected six directors to the Company’s board of directors, (ii) failed to adopt the Company’s 2015 Equity Incentive Plan, (iii) failed to grant advisory approval of the compensation of the Company’s named executive officers, and (iv) ratified the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for fiscal year 2015, each as more fully described below.

The final voting results were as follows:

Item No. 1:	Proposal to elect six directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2016.

Nominee	For	Withheld	Broker Non- Votes
Thomas Steipp	61,999,181	46,120,529	-
Scott Gillis	64,097,449	44,022,261	-
Abdi Mahamedi	60,601,859	47,517,851	-
Ricardo Salas	61,203,804	46,915,906	-
Bob Howard-Anderson	64,935,284	43,184,426	-
Richard Sevcik	64,658,918	43,460,792	-

Item No. 2	Proposal to approve the Company’s 2015 Equity Incentive Plan.

For	Against	Abstain	Broker Non- Votes
52,084,855	49,066,291	6,968,564	248,241,757

Item No. 3	Proposal to grant advisory approval of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non- Votes
46,900,299	53,903,621	7,315,790	248,241,757

Item No. 4	Proposal to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for fiscal 2015.

For	Against	Abstain	Broker Non-Votes
273,819,117	77,975,072	4,567,278	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: April 28, 2015